February 21, 2007

Report on Assessment of 2006 Compliance by NorthMarq Capital, Inc.
with Regulation AB Servicing Criteria

NorthMarq Capital, Inc. (the "Asserting Party") is responsible for assessing its compliance as of December 31, 2006 for the period from January 1, 2006 (the compliance date of Regulation AB for all "asset-backed securities" under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended) through December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations.

The assessment concerns the Asserting Party's servicing efforts for its servicing "Platform," which consists of all the loans serviced by Asserting Party that are (1) associated with any registered offering of asset-backed securities commencing with an initial bona fide offer after December 31, 2005; or (2) encompassed by contractual obligations to perform Reg AB reporting (see Exhibit A for a complete list of Asserting Party's Platform Loans and Exhibit B for a complete list of Asserting Party's Platform pools by investor pool).

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R. 229.1122) to assess its compliance.

The Asserting Party has engaged a vendor (the "Vendor") to perform specific and limited lockbox activities related to Servicing Criterion (d)(2)(i) as of and for the period ending December 31, 2006, and the Asserting Party elects to take responsibility for assessing the Vendor's compliance with Servicing Criterion (d)(2)(i).

Deloitte & Touche, LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

3500 American Boulevard West • Suite 500 • Bloomington, Minnesota 55431
T. 952-356-0100 • F. 952-356-0099 • www.northmarq.com

Atlanta • Baltimore • Boca Raton • Boston • Charlotte • Chicago • Dallas • Denver • Greater Westchester NY/CT• Houston
Jacksonville • Kansas City • Long Island • Los Angeles • Miami • Milwaukee • Minneapolis • Milwaukee • New York City • Northern NJ • Orlando
Omaha • Philadelphia • Phoenix • Rochester • St. Louis • San Francisco • Tampa• Washington, D.C.

Regulation AB Section 229.1122 (D) Servicing Criteria

Reg AB Reference	Servicing Criterion
1122 (d) (1) (i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (1) (ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (1) (iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
Applicability/Compliance:	Not applicable.

1122 (d) (1) (iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

Applicability/Compliance:
Applicable. Non-compliance occurred when monthly payments related to a newly securitized loan were not deposited into the appropriate custodial accounts for two consecutive months caused by delays related to a newly automated "Single Point" system of the Asserting Party's bank.

1122 (d) (2) (ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances are made, reviewed and approved as specified in the transaction documents.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-l(b)(l) of this chapter.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (2) (vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (3) (i) (A)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: Are prepared in accordance with timeframes and other terms set forth in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (3) (i)(B)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: Provide information calculated in accordance with the terms specified in the transactions agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (3) (i)(C)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: Are filed with the Commission as required by its rules and regulations.

Applicability/Compliance:	Not Applicable.

1122 (d) (3) (i)(D)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such report: agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
Applicability/Compliance:	Not Applicable.

1122 (d) (3) (ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distributions priority and other terms set forth in the transaction agreements.
Applicability/Compliance:	Not Applicable.

1122 (d) (3) (iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.
Applicability/Compliance:	Not Applicable.

1122 (d) (3) (iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Applicability/Compliance:	Not Applicable.

1122 (d) (4) (i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (vi)
Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Applicability/Compliance:	Not Applicable.

1122 (d) (4) (viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction documents.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded, in accordance with the transaction agreements.
Applicability/Compliance:	Applicable. Compliant.

1122 (d) (4) (xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
Applicability/Compliance:	Not Applicable.

Date:	February 21, 2007

By:	/s/ Karen L. Pribnow
Name:	Karen L. Pribnow
Title:	Executive Vice President / Managing Director

By:	/s/ Van Vorhis
Name:	Van Vorhis
Title:	Associate Legal Counsel

Exhibit A
Asserting Party's 2006 Servicing Platform By Loan

NorthMarq Loan #	CMBS Pool
140377	KeyCorp 2006-C1
140423	Wachovia 2006-C1
140424	Wachovia 2006-CD2
140436	Wachovia 2006-C3
140437	Wachovia 2006-C3
140440	Wachovia 2006-C3
140443	Wachovia 2006-C3
140452	Midland 2006-C7
140466	Wachovia 2006-C27
140471	Wachovia 2006-C27
140475	Wachovia 2006-C7
140477	Wachovia 2006-C28
140495	Wachovia 2006-C28
140496	Wachovia 2006-C5
150245	Wachovia 2006-CD2
150283	Wells Fargo 2006-HQ9
160225	Wachovia 2006-C1
160239	Wachovia 2006-C1
160259	Wachovia 2006-C1
160270	Wachovia 2006-C6
160272	Wachovia 2006-C4
160275	Wachovia 2006-LDP7
170590	Wachovia 2006-C3
170591	Capmark 2006-CD3
170592	Midland Loan Services 2006-C4
170600	Nationwide-Series 2006-PWR11
170619	Wachovia 2006-C4
170620	Wachovia 2006-C4
170658	KeyCorp 2006-5
170663	Nationwide-Series 2006-PWR13
170673	Wachovia 2006-C7
170680	Wachovia 2006-C7
170683	Midland 2006-LDP9
180505	KeyCorp 2006-C1
180521	Capmark 2006-CIBC14
180523	KeyCorp 2006-C1
180541	Wachovia 2006-C25
180542	Wachovia 2006-C25
180543	Wachovia 2006-C25
180544	Wachovia 2006-C25
180546	Bank of America 2006-2 and Barclays
180548	KeyCorp 2006-4
180556	Capmark 2006-CIBC16
180558	Bank of America 2006-5
200719	Wachovia 2006-C1
200758	Wachovia 2006-Cl
200762	Wachovia 2006-C1
200773	Wachovia 2006-C1
200775	Wachovia Bank 2006-C23
200777	Wachovia 2006-C1
200805	Nationwide-Series 2006-PWR12
200814	Wachovia 2006-C4
200824	Wachovia 2006-C25
200829	Wachovia 2006-C4
200838	Wachovia 2006-C6
200839	Wachovia 2006-C6
200842	Wachovia 2006-C6
200853	Wachovia 2006-C28
200854	Wachovia 2006-C1
210526	Wachovia 2006-C1
210562	Capmark 2006-CD3
210571	Wells Fargo 2006-HQ9
210576	Wells Fargo 2006-HQ9
210592	KeyCorp 2006-5
222232	Capmark 2006-CD3
222233	Bank of America 2006-4
222267	Wachovia 2006-C1
222268	Wachovia 2006-C1
222269	Wachovia 2006-C1
222270	Wachovia 2006-C1
222271	Wachovia 2006-C1
222272	Wachovia 2006-C1
222275	Wachovia 2006-C1
222281	Bank of America 2006-1
222309	Wachovia 2006-C1
222323	Wachovia 2006-C2
222327	Bank of America 2006-1
222332	Bank of America 2006-1
222355	Bank of America 2006-3
222363	Wachovia 2006-CD2
222370	Midland Loan Services 2006-C4
222391	Midland Loan Services 2006-C4
222394	Midland 2006-C7
222395	Bank of America 2006-3
222401	Wells Fargo 2006-CIBC15
222403	Wachovia 2006-C4
222416	Bank of America 2006-3
222419	Bank of America 2006-4
222422	Bank of America 2006-4
222427	Wachovia 2006-C7
222429	Capmark 2006-CIBC16
222450	Wells Fargo 2006-HQ10
222456	Wachovia 2006-C7
222478	Wells Fargo 2006-CIBC17
222484	Wells Fargo 2006-CIBC17
240383	Bank of America 2006-1
240385	Wachovia GS 2006-GG6
240386	Wachovia GS 2006-GG6
240390	Bank of America 2006-1
240395	Bank of America 2006-2
240400	Bank of America 2006-2
240402	Midland Loan Services 2006-C3
240407	Midland Loan Services 2006-C3
240412	KeyCorp 2006-4
240433	KeyCorp 2006-5
340044	Wachovia 2006-GECC1
360054	Capmark 2006-CD3
360064	KeyCorp 2006-5
370053	Wachovia 2006-CD2
370059	Capmark 2006-CD3
370060	Capmark 2006-CD3
380064	Wachovia 2006-C3
390102	Midland Loan Services 2006-C4
390105	Midland 2006-LDP6
390127	Capmark 2006-CIBC16
390132	Capmark 2006-CIBC16
390134	Midland 2006-LDP8
390139	Wachovia 2006-GG8
400042	Wells Fargo 2006-CIBC17
410127	Capmark 2006-CIBC14
410133	KeyCorp 2006-C1
410137	Wachovia 2006-C2
410148	Midland Loan Services 2006-C3
410149	Midland 2006-LDP6
410168	Wells Fargo 2006-CIBC17
410169	Capmark 2006-CIBC16
410172	Midland 2006-LDP8
420164	Capmark 2006-CIBC16
420184	Wachovia 2006-CD2
420212	Wachovia 2006-CD3
420217	Capmark 2006-CIBC16
430036	Wachovia 2006-C2
440085	Wachovia 2006-CD2
440108	Capmark 2006-CD3
450050	Wachovia 2006-C4
460035	Wachovia 2006-CD2
460036	Wachovia 2006-CD2
460055	Midland Loan Services 2006-C4
470054	Wachovia 2006-C7
550305	Midland Loan Services 2006-C4

Exhibit B

Asserting Party's 2006 Servicing Platform By Master Servicer & Pool

Nationwide-Series 2006-PWR11
Nationwide-Series 2006-PWR12
Nationwide-Series 2006-PWR13
Wachovia 2006-C1
Midland 2006-C7
KeyCorp 2006-Cl
Wachovia GS 2006-GG6
Wachovia 2006-GECC1
Bank of America 2006-1
Midland 2006-LDP6
Wachovia 2006-C3
Wachovia 2006-C25
Wachovia 2006-C2
Bank of America 2006-2
Midland Loan Services 2006-C4
Midland Loan Services 2006-C3
Wachovia 2006-C4
Wachovia 2006-LDP7
Wachovia 2006-C6
Midland 2006-LDP8
Bank of America 2006-5
Wachovia 2006-C28
Capmark 2006-CD3
Wachovia 2006-GG8
Wachovia 2006-C5
Wells Fargo 2006-HQ 10
Wells Fargo 2006-CIBC17
Wachovia Bank 2006-C23
Wachovia 2006-CD2
Capmark 2006-CIBC14
Wells Fargo 2006-CIBC15
Bank of America 2006-3
Bank of America 2006-4
Wachovia 2006-C27
Wells Fargo 2006-HQ9
Capmark 2006-CIBC16
KeyCorp 2006-4
Wachovia 2006-C7
Cobalt 2006-C1
Midland 2006-LDP9
CSFB 2006-5
Barclays Interim Subservicing Agreement